                                                                    EXHIBIT 21.0



                        INTELLIGENT SYSTEMS CORPORATION

       LIST OF PRINCIPAL SUBSIDIARY COMPANIES AND OPERATING PARTNERSHIPS
                              AS OF MARCH 18, 1997




      SUBSIDIARY NAME                                      STATE OF ORGANIZATION
---------------------------------------------------------  ---------------------
ChemFree Corporation                                            Georgia
Intelligent Enclosures Corporation                              Georgia
INP L.P.                                                        Delaware
InterQuad Services Limited                                      United Kingdom
INTS Holdings, Inc.                                             Delaware
Public Health Software Systems, LLC                             Georgia
PsyCare America, LLC dba Rapha or Rapha Treatment Centers       Georgia
PsyCare L.P.                                                    Delaware
PsyCare U.S.A., LLC                                             Georgia
Quadram Corporation                                             Georgia